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                                                                    Exhibit 24.1


                          INDEPENDENT AUDITOR'S CONSENT




        We consent to the incorporation by reference in Registration Statements No. 33-57078 and No. 333-38849 of On Assignment, Inc. and subsidiaries on Form S-8 of our report dated January 24, 2001, with respect to the consolidated financial statements and financial statement schedule of On Assignment, Inc. appearing in this Annual Report on Form 10-K of On Assignment, Inc. for the year ended December 31, 2000.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

March 29, 2001
Los Angeles, California



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